Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Forms S-3 and S-8 (Nos. 333-265757, 333-251544, 333-287575, 333-288344, 333-290658, 333-292618, 333-292750) of our report dated March 18, 2026, with respect to the consolidated financial statements of Dogwood Therapeutics, Inc., included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Forvis Mazars, LLP

Atlanta, Georgia

March 18, 2026